PROXY
                              UNITECH ENERGY CORP.
                                January 24, 2005

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of UNITECH ENERGY CORP. acknowledges receipt of the notice of annual shareholder meeting dated February 24, 2005, and accompanying proxy statement, and appoints JAMES DURWARD as proxies and attorneys-in-fact, each with the full power of substitution, on behalf and in the name of the undersigned, to vote all the shares of common stock, $.001 par value, of UNITECH ENERGY CORP., the undersigned holder of record as of January 24, 2005, at the annual shareholder meeting to be held on February 24, 2005, 5:00 p.m. MST at Suite 210, 815 10th Avenue S.W., Calgary, Alberta, Canada T2R 0B4, and at any postponement or adjournment of such meeting.

Any shareholder completing this proxy who fails to mark one of the boxes for the proposal will be deemed to have given the proxy holders complete discretion in voting his, her, or its shares on the proposal at the annual meeting. If no mark is made, the proxy will be voted "For" the proposal. If a box is marked, your shares shall be voted according to your instructions.

The Board of Directors recommends a vote "For" the proposals listed below.

PROPOSAL 1: Election of Directors to Board of Directors.

(_____)   For

(_____)   Against

(_____)   Abstain


PROPOSAL 2: The selection of the Company's auditors: Bateman & Co., Inc. P.C..

(_____)   For

(_____)   Against

(_____)   Abstain


PROPOSAL 3: Ratification of Actions by Board of Directors Since Last Shareholder
            Meeting.

(_____)   For

(_____)   Against

(_____)   Abstain

PROPOSAL  4: To  authorize  the Board of  Directors  to seek out  financing  for
             Unitech Energy Corp. Canada.

(_____)   For

(_____)   Against

(_____)   Abstain

Please sign exactly as your name appears on your stock certificate. If joint tenants hold the shares, both should sign personally. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or another fiduciary capacity, please give your full title. If signing on behalf of a corporation, please sign in fully corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Date Signed: _____________________, 2005


Number of Shares Owned:   ___________________________


Print Name(s) of shareholder(s):  ___________________________


 ______________________________


Signature (all joint tenants must sign):  ___________________________


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